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                                                                    Exhibit 10.9
                                                                       EXHIBIT J


                   INTERIM ADMINISTRATIVE SERVICES AGREEMENT


     This Interim Administrative Services Agreement ("Agreement"), dated as of __________, 2000 (the "Effective Date"), is made between Applied Power Inc., a Wisconsin corporation, with offices at 6101 N. Baker Road, Milwaukee, Wisconsin 53209 ("API"), and APW North America Inc., a Delaware corporation ("APW North America") which will ultimately become a wholly owned subsidiary of APW LTD., a Bermuda corporation ("APW"), with offices at N22 W23685 Ridgeview Parkway West, Waukesha, Wisconsin 53188-1013. The term "APW" when used in this agreement means APW and its subsidiaries listed on Schedule 1, which generally constitute the electronics business (collectively, "Electronics Business"). The term "API" means API and its subsidiaries, exclusive of APW as listed on Schedule 2.

     WHEREAS, the Electronics Business was one of API's segments until the Effective Date when it was spun off as a separate and independent company, APW (the "Spin-off");

     WHEREAS, APW will operate the Electronics Business as a separate publicly traded company and API will continue to operate its industrial business ("Industrial Business");

     WHEREAS, prior to the Spin-Off, API provided certain limited support services to its Electronics Business and Industrial Business;

     WHEREAS, APW North America, a U.S. subsidiary of APW, acquired certain corporate office functions of API and, as set forth herein, APW has acquired certain subsidiaries of API used to provide certain support services to the corporate headquarters and each party will provide limited support services to other party on an interim basis; and

     WHEREAS, API desires and APW North America is willing to provide certain administrative and support services (as herein defined) for API's operations for certain specified interim periods after the Spin-off solely for purposes of assisting API in the transition. Further, one of API's subsidiaries will provide certain information technology services to APW North America and other subsidiaries of APW North America and one of API's European facilities will provide certain administrative services to an APW subsidiary upon APW's request.

     NOW, THEREFORE, in consideration of the promises set forth herein, the parties do hereby agree as follows:

     1.  Services.
         --------

         (a) Subject to the terms and conditions provided herein, APW North America shall provide API with Services on an interim basis, consisting of:
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            (i)  "Tax Services" shall mean tax preparation of the return and tax compliance matters.

            (ii) "Insurance/Risk Management Services" which shall mean the procurement and renewal of property, casualty and related insurance policies and the administration of claims and rights.

     (b) Subject to the terms and conditions provided herein, API and its subsidiaries shall provide APW and its subsidiaries with certain Services as defined below:

            (i) "Veenendaal Support" which shall mean administrative services offered by API's subsidiary Enerpac Europe B.V. as presently conducted. These services include invoicing, preparing purchase orders, tracking of inventory, warehousing, shipping, Oracle systems support, inventory storage and other general administrative services currently provided as of the date of this agreement at Veenendaal, Holland to support APW's Wright Line operations.

            (ii) "Computer and Financial Support" which shall mean computer and financial support for the corporate headquarters and related Electronics Business as currently provided by the Industrial Business Glendale, Wisconsin facility. Such financial services shall include the payroll processing, credit support for receivables, fixed asset listing and human resources services currently provided to corporate and other Electronics Businesses as currently provided.

     2.  Agreement Principles and Guidelines.  By this Agreement, API, APW North
         -----------------------------------
America and APW seek to implement the general principle that with the exceptions noted herein or in the Contribution Agreement, Plan and Agreement of Reorganization and Distribution including any Schedules, Exhibits or Annexes thereto ("Contribution Documents"), each party will provide Services on an interim basis similar to those previously offered to the other party while it is not reasonably feasible for API, APW North America or APW, as the case may be, to provide independently such Services itself. Each party will continue to offer Services in the same or similar magnitude as previously offered to the other party and by this Agreement does not promise, covenant, or agree to provide a greater level or magnitude of Services. Each party acknowledges and covenants to use reasonable efforts to independently provide such Services for itself as soon as

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reasonably feasible. If reasonably feasible, each party will provide such
Services for itself, prior to the term limits set forth in Section 4 of this Agreement. Each party hereby acknowledges that the requirement for the other party to use reasonable efforts to independently provide such Services as soon as reasonably feasible is a material element and condition to this Agreement and that failure to fully comply with such provision will give rise to, among other provisions, the termination rights set forth in Paragraph 16(e) of this Agreement. Nothing in this Agreement shall be construed to cause APW North America or API to become a service bureau or to perform a Service which it cannot provide (i) without conflict with a third-party contract to which APW, APW North America or API is a party or (ii) a breach of any third-party contract to which APW, APW North America or API is a party. In no event will APW, APW North America or API be responsible for any damages if it is unable to offer or continue to provide a Service to the other party pursuant to this paragraph.

     3.  Fees and Additional Charges.  The parties agree to pay for the Services
         ---------------------------
the amounts respectively shown on Schedule 3 hereto.

         (a) Additional Charges.  In addition to the charges set forth above,
             ------------------
API or APW North America, as the case may be, agrees to pay for any manufacturers, sales, use, excise, personal property, or any other tax or charge, or duty or assessment cost, expense, or fee attributable to the execution or performance of any Service pursuant to this Agreement, except (i) any income, franchise, doing business or similar taxes levied or assessed on or based on such party's income, capital stock or other similar base, and (ii) employment taxes with respect to employees of such party (including, but not limited to, unemployment taxes, social security taxes and income tax withholdings). Each party also agrees to pay any fee, expense, or charge associated with obtaining consents from any party other than such party to utilize software or other contracts necessary to offer any Service under this Agreement. Each party also agrees to reimburse the other party for its reasonable out-of-pocket expenses directly attributable to the provision of Services hereunder.

         (b) Terms of Payment.  Each party shall pay the other party's fees and
             ----------------
any additional charges owed within fifteen (15) days of invoice. Each party shall also pay any collection fees and reasonable attorneys' fees incurred by the other party in collecting payment of the charges and other amounts for which such party is liable under the terms and conditions of this Agreement. Without limiting the foregoing, if one party is more then two months in arrears on any payment, the other party may terminate this Agreement pursuant to the provisions of Paragraph 16(e).

     4.  Term.  This Agreement shall be effective upon __________, 2000 or such
         ----
other date as agreed upon by the parties ("Effective Date"). Subject to the requirement set forth in Section 2 that each party must use reasonable efforts to independently provide such Services when reasonably feasible, the respective periods Services offered by API or APW North America will be for a six-month term.

         Each party, at its sole discretion, and upon request of the party at least 30 days prior to termination of any Service Period, may extend the term date for an additional period not greater than

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six months. Such Services will then be offered at a rate of up to 200% of the billing rate in effect at such time, subject to any subsequent adjustment pursuant to Section 3 of this Agreement.

     5.  Subsidiaries.  To the extent such Services were previously provided to
         ------------
subsidiaries of API or APW, as the case may be, all Services shall be included as part of the Services provided under this Agreement and shall be done in accordance with the terms and conditions of this Agreement. API and APW each agree that each are responsible for assuring compliance with the Agreement by its subsidiaries and further agrees to be responsible for the compliance with its subsidiary's obligations in order to allow the other party to offer the above described Services.

     6.  Equipment.  API, at its own cost, shall obtain and maintain such data
         ---------
processing, computer and communications equipment as may be necessary or appropriate to facilitate the proper use and receipt of the Services set forth in this Agreement. API will be permitted access to any APW North America equipment or property in order (i) to provide maintenance, repair or updates, or
(ii) to remove such equipment listed on its accounting records, if appropriate, or (iii) to respond to any reasonable request related to APW's equipment. There will be no charge for API's right to enter APW North America's property.

     7.  Systems Modification; Amendment of Services.  Each party, at its sole
         -------------------------------------------
discretion, may modify, amend, enhance, update or provide an appropriate replacement for any of the Services offered by this Agreement, the software used to provide the Services or any element of its systems (hardware or software) at any time.

     8.  Insurance and Bonds.
         -------------------

         (a)  Fidelity Bonds.  At either party's request, the other party shall
              --------------
obtain, at the requesting party's expense, fidelity bond coverage for the employees who provide Services hereunder.

         (b)  Insurance.  Throughout the term of this Agreement, each party may
              ---------
maintain insurance coverage for losses from fire, disaster and other causes contributing to interruption of the Services. The proceeds of any such insurance shall be payable to the party contracting for such insurance. Nothing in this Agreement shall be construed as to permit the other party to receive any of such proceeds, or to be named as an additional loss payee under any such insurance policy.

     9.  Responsibility.
         --------------

         (a)  General.  API and APW North America agree to perform the Services
              -------
in a reasonable manner, which is similar to services the party provides for its own operations, and assumes no other or higher degree of care. In connection with providing Services, API and APW North America acknowledge that it is a reasonable manner for the party to mail items or documents to the other party, provided that any party may request documents or items to be delivered via messenger, at the requesting party's cost. Except as specifically provided herein, the party assumes no other obligations as to performance, timing or quality of the Services provided under this

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Agreement; all risks of error are expressly and solely assumed by the party receiving Services and the party providing Services shall not be responsible for loss or damage due to delays in providing the Services under this Agreement. NO PARTY WILL IN ANY EVENT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES INCURRED BY API INCLUDING, BUT NOT LIMITED TO, LOST PROFITS OR BUSINESS OPERATION LOSS, REGARDLESS OF WHETHER THE PARTY WAS ADVISED OF THE POSSIBLE OCCURRENCE OF SUCH DAMAGES. API shall be required to maintain throughout the term of this Agreement, off-site disaster recovery capabilities which permit API to recover from a disaster and continue providing Services to APW North America within a commercially reasonable period.

         (b)  Reliance on the Party.  In connection with the foregoing, API and
              ---------------------
APW North America agree that the other party and its employees will have a significant impact on the timing and quality of the performance of the Services offered. API and APW North America will each provide those Services described in this Agreement on the basis of information and/or instructions furnished by the other party. Each party shall be entitled to rely upon any such data, information, or instructions as provided by the other party. If any error results from incorrect input supplied by a party, such party shall be responsible for discovering and reporting such error and supplying the information or instruction necessary to correct such error to the other party. Each party may rely upon any instrument, signature, instruction or telephone call from any employee of the other party as to Services requested under this Agreement. In connection with providing such Services, neither party shall be liable for any action taken or omitted by it in good faith and believed to have been authorized by the other party or its employees.

     10. Warranties.  EXCEPT AS SPECIFICALLY DESCRIBED IN THIS AGREEMENT, EACH
         ----------
PARTY DISCLAIMS ALL OTHER WARRANTIES, WHETHER WRITTEN, ORAL, EXPRESSED OR IMPLIED INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     11. Force Majeure.  Each party shall not be liable to the other party if
         -------------
such party's fulfillment or performance of any terms or provisions of this Agreement is delayed or prevented by revolution or other civil disorders, wars, act of enemies, strikes, electrical equipment availability failures, labor disputes, fires, floods, act of God, federal, state, or municipal action, statute, ordinance or regulation, or, without limiting the foregoing, any other causes not within its reasonable control, and which by the exercise of reasonable diligence it is unable to prevent, whether of the class of causes hereinbefore enumerated or not. In case of emergency, the party may also select the order, timeliness, or availability of providing any Services to the other party.

     12. Employees.  All employees of APW North America providing Services to
         ---------
API will continue to remain employees of APW North America and all employees of API providing services to APW North America will remain employees of API.

     13. Confidentiality.  The parties recognize that the rendering of Services
         ---------------
will be governed by the Confidentiality and Nondisclosure Agreement entered into by the parties in connection with

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the Spin-off, except the confidentiality requirements of both parties will survive for one (1) year after termination of the Services under this Agreement, regardless of the reason for termination. In the event of any dispute concerning confidentiality, the parties agree to utilize the provisions of Section 14.

     14. Dispute Resolution Procedure.
         ----------------------------

         (a) General.  Subject to the parties respective rights under Section
             -------
16(e), in an effort to resolve informally and amicably any claim or controversy arising out of or related to the interpretation or performance of this Agreement without resorting to litigation, a party shall first notify the others of any difference or dispute hereunder that requires resolution. Andrew G. Lampereur and Richard D. Carroll of API, APW and APW North America, respectively, or their designated successor each shall investigate, discuss and seek to settle the matter between them. If the two are unable to settle the matter within 30 days after such notification (or such longer period as may be agreed upon), the matter shall be submitted to another executive officer of API, APW and APW North America, respectively, for consideration.

         (b) Arbitration.  If settlement cannot be reached through the efforts
             -----------
of the senior officers within an additional 30 days or such longer period as may be agreed upon, API, APW and APW North America shall consider arbitration or other alternative means to resolve the dispute.

         (c) Legal Proceedings.  If API, APW and APW North America are unable to
             -----------------
agree on an alternative dispute resolution mechanism within the period provided in Section 14(b), either party may initiate legal proceedings to resolve such matter.

     15. Precedence and Updating of Agreement.  This Agreement is being executed
         ------------------------------------
contemporaneously with the Contribution Documents. To the extent the Contribution Documents, or any other document or other agreement executed in connection with the Contribution Documents, is in conflict with any term of provision of this Agreement or any Exhibit to this Agreement, this Agreement will take precedence. To the extent this Agreement is in conflict with any Exhibit, the Exhibit will take precedence.

     16. Miscellaneous.
         -------------

         (a) Governing Law.  This Agreement shall be construed in accordance
             -------------
with the internal laws of the State of Wisconsin.

         (b) Limitations.  Nothing in this Agreement is to be construed as an
             -----------
assignment or grant of any right, title or interest in any trademark, copyright, design or trade dress or patent right.

         (c) Parties in Interest.  This Agreement may be assigned to a parent or
             -------------------
subsidiary of a party, or to a third party acquiring substantially all of the assets of a party, provided that prior to such assignment the other party has granted its written consent to the assignment, and further

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

provided that neither party may unreasonably withhold its consent to a request for assignment. Except as provided above, this Agreement may not be assigned to a third party.

         (d) Entire Agreement.  This Agreement and the Exhibits are the entire
             ----------------
Agreement between the Parties in connection with the matters set forth herein. This Agreement may only be amended in writing signed by both Parties.

         (e) Termination.
             -----------

             (i) APW or APW North America may promptly terminate this Agreement upon written notice to API with cause for any material breach of this Agreement by API, unless within a period of fifteen (15) days after written notice API remedies the breach or proposes a course of action, reasonably acceptable to APW or APW North America, to remedy the breach within a reasonable time. API may promptly terminate this Agreement upon written notice to APW or APW North America with cause for any material breach of this Agreement by APW or APW North America, unless within a period of fifteen (15) days after written notice APW or APW North America remedies the breach or proposes a course of action, reasonably acceptable to API, to remedy the breach within a reasonable time. This Agreement will terminate automatically (to the extent permitted by law at the time) in the event API files a petition in bankruptcy, becomes insolvent, makes an assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law, or discontinues its business or has a receiver appointed for it.

             (ii) Upon any termination hereunder, API will promptly pay any charges or fees owed to APW North America. There will be no cost or charge to APW North America or APW if either of them elects to terminate this Agreement.

         (f) Notices.  All notices and communications required or permitted
             -------
under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if personally delivered, or if mailed by first class mail, postage prepaid, or by air express service, with charges prepaid and addressed as follows:

          If to API:                  Applied Power Inc.
          (must send to               6101 N. Baker Road
          both individuals            Milwaukee, Wisconsin 53209
          specified)                  Attention:  Chief Financial Officer


          If to APW North America     APW North America Inc. or APW Ltd.
          or APW Ltd.                 N22 W23685 Ridgeview Parkway West
                                      Waukesha, Wisconsin  53188-1013
                                      Attention: Richard D. Carroll


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            Either party may, by written notice so delivered to the other, change the address to which future delivery shall be made.

            (g)  No Reliance.  No third party is entitled to rely on any of the
                 -----------
representations, warranties and agreements of the parties contained in this Agreement. The parties assume no liability to any third party because of any reliance on the representation, warranties and agreements of the parties contained in this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers this _____ day of __________, 2000.


                                       APPLIED POWER INC.


                                       By:_____________________________________
                                          President and Chief Operating Officer

                                       APW LTD.


                                       By:_____________________________________
                                          President and Chief Executive Officer

                                       APW NORTH AMERICA INC.


                                       By:_____________________________________
                                          Vice President

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